As filed with the Securities & Exchange Commission on December 19, 1995

                                     Registration No. 33-_______________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------

                                HEALTHWATCH INC.
             (Exact name of registrant as specified in its charter)

         Minnesota                                     84-0916792
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)
                            -------------------------

                                 2445 CADES WAY
                             VISTA, CALIFORNIA 92083
                                 (619) 598-4333
          (Address and telephone number of principal executive offices)
                            -------------------------

                             1995 STOCK OPTION PLAN
                    1995 STOCK BONUS AND SALARY DEFERRAL PLAN
                            (Full title of the Plan)

                               Lindley S. Branson
                                 2445 Cades Way
                             Vista, California 92083
                                 (619) 598-4333
            (Name, address and telephone number of agent for service)
                            -------------------------

    Approximate date of proposed commencement of sales pursuant to the Plan:
     From time to time after this Registration Statement becomes effective.
                            -------------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
        Title of                 Amount                Proposed maximum                 Proposed maximum               Amount of
      securities to               to be                 offering price                 aggregate offering             registration
      be registered            registered                per share (1)                      price (1)                   fee (1)
===================================================================================================================================

Common Stock,
   par value $.01              1,500,000                   $0.4375                        $656,250.00                   $226.29

-------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of Regulation C based upon the price of $0.4375, which represents the last sale reported for such stock in the NASDAQ Small Cap Market for December 15, 1995.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

          The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-11476), are incorporated by reference in this registration statement:

     (a) The Company's Annual Report on Form 10-KSB for the year ended June 30, 1995;

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995; and

     (c) The description of the Company's stock contained in the Company's Registration Statement in Form 8-A declared effective by the Commission as of March 13, 1984.

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 302A.521 of the Minnesota Statutes provides that a Minnesota business corporation shall indemnify any director, officer, or employee, or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration, or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. Article IX of the Company's Restated Articles of Incorporation eliminates certain personal liability of the directors of the Company for monetary damages for certain breaches of directors' fiduciary duties. Article IX has no effect on a director's liability for (1) breach of the director's duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct for known violations of law; and (3) approval of any transactions from which the director derives an improper personal benefit.


                                    EXHIBITS

 4.1     Specimen Form of Common Stock Certificate*

 5.1     Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

23.1     Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (contained in
         Exhibit 5.1 of this Registration Statement).

23.2     Consent of Silverman Olson Thorvilson & Kaufmann, Ltd.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

--------------------
* Incorporated by reference to the Company's Registration Statement filed on Form S-18 (File No. 2-85688D).


                                  UNDERTAKINGS

         A. The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant as discussed above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on this 18th day of December, 1995.

                                 HEALTHWATCH INC.

                                 By       /s/  Lindley S. Branson
                                   -------------------------------------------
                                   Lindley S. Branson, Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lindley S. Branson and Annette D. Agner, and each or any one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                               Capacity                                 Date
     /s/  Lindley S. Branson            Chief Executive Officer (Principal               December 18, 1995
------------------------------------    Executive Officer)
Lindley S. Branson

     /s/  Annette D. Agner              Controller (Principal Financial and              December 18, 1995
------------------------------------    Principal Accounting Officer)
Annette D. Agner

     /s/  Sanford L. Schwartz           Director                                         December 15, 1995
------------------------------------
Sanford L. Schwartz.

     /s/  Kenneth A. Selzer             Director                                         December 17, 1995
------------------------------------
Kenneth A. Selzer, M.D.



                                INDEX TO EXHIBITS


EXHIBIT                                                                                                      PAGE

4.1             Specimen Form of Common Stock Certificate*                                                    --

5.1             Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.                                           6

23.1            Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (Exhibit 5.1 to this Registration        --
                Statement)

23.2            Consent of Silverman Olson Thorvilson & Kaufman, Ltd.                                          7

24.1            Power of Attorney (included on the signature page of this Registration Statement)             --


-------------------

* Incorporated by reference to the Company's Registration Statement filed on Form S-18 (File No. 2-85688D).